Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 09/30/2004 Determination Date: 10/12/2004 Distribution Date: 10/15/2004

		Original	Beginning			Current	Total Class		Ending
	Certificate	Certificate	Certificate			Realized	Principal	Total	Certificate
Class	Rate	Balance	Balance	Interest	Principal	Loss	Distribution	Distribution	Balance
AS-1	0.0000%	137,788,000.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand				0.00000000	0.00000000		0.00000000	0.00000000	0.00000000
AS-2	2.1600%	141,057,000.00	14,910,728.66	26,839.31	6,123,909.05	0.00	6,123,909.05	6,150,748.36	8,786,819.61
Factors per Thousand				0.19027280	43.41442856		43.41442856	43.60470136	62.29268742
AS-3	1.8500%	190,443,000.00	190,443,000.00	293,599.63	0.00	0.00	0.00	293,599.63	190,443,000.00
Factors per Thousand				1.54166669	0.00000000		0.00000000	1.54166669	1000.00000000
MS-1	2.6100%	22,084,000.00	16,706,744.02	36,337.17	498,216.33	0.00	498,216.33	534,553.50	16,208,527.69
Factors per Thousand				1.64540708	22.56005841		22.56005841	24.20546550	733.94890826
MS-2	3.0100%	23,463,000.00	17,750,915.53	44,525.21	134,732.19	0.00	134,732.19	179,257.40	17,616,183.34
Factors per Thousand				1.89767762	5.74232579		5.74232579	7.64000341	750.80694455
BS	4.7600%	12,423,000.00	9,397,543.51	37,276.92	0.00	0.00	0.00	37,276.92	9,397,543.51
Factors per Thousand				3.00063753	0.00000000		0.00000000	3.00063753	756.46329470
Pool I		527,258,000.00	249,208,931.72	438,578.24	6,756,857.57	0.00	6,756,857.57	7,195,435.81	242,452,074.15
Totals				0.83180955	12.81508781		12.81508781	13.64689736	459.83574294
AN	2.2600%	55,395,000.00	18,199,842.18	34,276.37	398,948.39	0.00	398,948.39	433,224.76	17,800,893.79
Factors per Thousand				0.24876165	2.89537831		7.20188439	7.82064735	321.34477462
MN	3.0100%	2,229,000.00	1,910,784.38	4,792.88	54,685.57	0.00	54,685.57	59,478.45	1,856,098.81
Factors per Thousand				0.03478445	0.39688198		24.53368055	26.68391655	832.70471512
BN	4.7600%	4,457,000.00	4,457,000.00	17,679.43	0.00	0.00	0.00	17,679.43	4,457,000.00
Factors per Thousand				0.12830892	0.00000000		0.00000000	3.96666592	1000.00000000
Pool II		62,081,000.00	24,567,626.56	56,748.68	453,633.96	0.00	453,633.96	510,382.64	24,113,992.60
Totals				0.10762981	0.86036430		7.30713036	8.22123742	388.42790226

Totals		589,339,000.00	273,776,558.28	495,326.92	7,210,491.53	0.00	7,210,491.53	7,705,818.45	266,566,066.75

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 09/30/2004 Determination Date: 10/12/2004 Distribution Date: 10/15/2004

Certificate Information

			Interest	Applied		Unpaid
	Interest	Remittance	Shortfall	Realized Loss	Realized Loss	Realized Loss
Class	Requirement	Rate	Carryforward	Amount	Amount	Amount
AS-1	0.00	0.0000%	0.00	0.00	0.00	0.00
AS-2	26,839.31	2.1600%	0.00	0.00	0.00	0.00
AS-3	293,599.63	1.8500%	0.00	0.00	0.00	0.00
MS-1	36,337.17	2.6100%	0.00	0.00	0.00	0.00
MS-2	44,525.21	3.0100%	0.00	0.00	0.00	0.00
BS	37,276.92	4.7600%	0.00	0.00	0.00	0.00
AN	34,276.37	2.2600%	0.00	0.00	0.00	0.00
MN	4,792.88	3.0100%	0.00	0.00	0.00	0.00
BN	17,679.43	4.7600%	0.00	0.00	0.00	0.00

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 09/30/2004 Determination Date: 10/12/2004 Distribution Date: 10/15/2004

Pool I

Schedule of Remittance

Aggregate Amount Received	7,312,934.24
Monthly Advances	0.00
(Servicing Fee)	(86,347.31)
(Unreimbursed Monthly Advances)	0.00

Available Remittance Amount	7,226,586.93

Bond Interest Distributed	438,578.24
Bond Principal Distributed	6,756,857.57
Escrow Fee	31,151.12
Amounts transferred to the Owner Trustee	0.00

7,226,586.93

Collateral Information

Accelerated Principal Distribution		0.00
Aggregate Beginning Principal Balance of Loans		278,445,733.77
Aggregate Ending Principal Balance of Loans		270,142,128.28
Principal Prepayments (No. / Amt)	6	5,271,960.89
Curtailments		13,269.44
Excess and Monthly Payments		561,241.10
Recoveries on Previous Realized Losses		141,554.67
Interest Received		1,324,908.14
Compensating Interest		961.29
Realized Losses (Current / Cumulative)	2,457,134.06	30,015,819.00
Excess Spread		910,386.14
Spread Amount		27,690,054.13
Specified Subordinated Amount		28,364,923.47
Weighted Average Loan Interest Rate		6.0744%
LIBOR Rate		1.7600%
Auction Rate		1.8500%

Prior Three Months Weighted Average Loan Interest Rate

06/30/04	07/31/04	08/31/04
6.0065%	6.0700%	6.0700%

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 09/30/2004 Determination Date: 10/12/2004 Distribution Date: 10/15/2004

Pool II

Schedule of Remittance

Aggregate Amount Received	521,139.01
Monthly Advances	0.00
(Servicing Fee)	(9,732.72)
(Unreimbursed Monthly Advances)	0.00

Available Remittance Amount	511,406.29

Bond Interest Distributed	56,748.68
Bond Principal Distributed	453,633.96
Escrow Fee	1,023.65
Amounts transferred to the Owner Trustee	0.00

511,406.29

Collateral Information

Accelerated Principal Distribution		0.00
Aggregate Beginning Principal Balance of Loans		27,786,018.59
Aggregate Ending Principal Balance of Loans		27,176,937.09
Principal Prepayments (Number / Amount)	1	98,007.38
Curtailments		8,717.49
Excess and Monthly Payments		264,170.04
Recoveries on Previous Realized Losses		0.00
Interest Received		150,244.10
Compensating Interest		0.00
Realized Losses (Current / Cumulative)	238,186.59	8,782,100.21
Excess Spread		82,739.05
Spread Amount		5,054,430.95
Specified Subordinated Amount		5,095,675.70
LOC Available Amount		1,991,486.46
LOC Available Amount as percentage of Pool Principal Balance		8.26%
Weighted Average Loan Interest Rate		6.1716%
LIBOR Rate		1.7600%

Prior Three Months Weighted Average Loan Interest Rate

06/30/04	07/31/04	08/31/04
5.9441%	6.1746%	6.1748%

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 09/30/2004 Determination Date: 10/12/2004 Distribution Date: 10/15/2004

Exhibit L

Outstanding Balance — Pool I	270,142,128.28
# Accounts	400

Delinquent Information	# Loans	Pool Amount	Pool %
Delinquent 1-29 Days	191	134,927,833.52	49.95%
Delinquent 30-59 Days	7	6,374,517.46	2.36%
Delinquent 60-89 Days	6	4,402,302.85	1.63%
Delinquent 90 and Over	3	3,402,257.19	1.26%
Loans in Foreclosure	0	0.00	0.00%
REO Property	0	0.00	0.00%

Totals	207	149,106,911.02	55.20%

Outstanding Balance — Pool II	27,176,937.09
# Accounts	88

Delinquent Information	# Loans	Pool Amount	Pool %
Delinquent 1-29 Days	34	9,661,715.14	35.55%
Delinquent 30-59 Days	0	0.00	0.00%
Delinquent 60-89 Days	0	0.00	0.00%
Delinquent 90 and Over	0	0.00	0.00%
Loans in Foreclosure	0	0.00	0.00%
REO Property	0	0.00	0.00%

Totals	34	9,661,715.14	35.55%

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 09/30/2004 Determination Date: 10/12/2004 Distribution Date: 10/15/2004

Series 1999-1

The following additional information, presented in dollars, pursuant to Section 7.10 subclauses (ii), (iii), (v), (vi), (vii), (viii), and (xv) is provided for each Class per $1,000 original dollar amount as of the Cut-off date.

Sub-Clause	Class AS-1	Class AS-2	Class AS-3	Class MS-1	Class MS-2	Class BS	Pool I
(ii)	0	106	1,000	757	757	756	473
(iii)	0	43	0	23	6	0	13
(v)	0	0	2	2	2	3	1
(vi)	0	37	0	0	0	0	10
(vii)	0	0	0	0	0	0	0
(viii)	0	4	0	0	0	0	1
(xv) (a, b & c)	0	62	1,000	734	751	756	460

Sub-Clause	Class AN	Class MN	Class BN	Pool II
(ii)	329	857	1,000	396
(iii)	7	25	0	7
(v)	1	2	4	1
(vi)	2	0	0	2
(vii)	0	0	0	0
(viii)	5	0	0	4
(xv) (a, b & c)	321	833	1,000	388

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 09/30/2004 Determination Date: 10/12/2004 Distribution Date: 10/15/2004

I, Stephanie Hartson, Assistant Vice President, represent that Wachovia Commercial Mortgage, Inc., complied with section 7.10 of the Sale and Servicing Agreement dated May 31, 1999 pertaining to Series 1999-1 in preparing the accompanying Trust Administrator’s Certificate.

Wachovia Commercial Mortgage, Inc.

By: /s/ Stephanie Hartson

Name: Stephanie Hartson
Title: Assistant Vice President

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300